Exhibit 5.1

         [Cleary, Gottlieb, Steen & Hamilton Letterhead]





Writer's Direct Dial:  (212) 225-2590


                                    June 6, 1997



GS Mortgage Securities Corporation II
85 Broad Street
New York, New York  10004

     Re:  GS Mortgage Securities Corporation II
          Registration Statement on Form S-3 (No. 333-27083)
          --------------------------------------------------

Ladies and Gentlemen:

           We have acted as special counsel to GS Mortgage Securities Corporation II, a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement filed on May 14, 1997 with the Securities and Exchange Commission (the "Commission") and to be amended on June 6, 1997 (as so amended, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of mortgage pass-through certificates ("Certificates") which the Company plans to offer from time to time in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), between the Company, a servicer or master servicer (a "Servicer") and a trustee (a "Trustee") to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement shall be in all material respects relevant hereto substantially in the form of the Pooling and Servicing Agreement previously filed as an exhibit to registration statement No. 33-99774 and incorporated by reference as an exhibit to the Registration Statement.




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GS Mortgage Securities Corporation II, p. 2


           We have reviewed the originals or copies certified or otherwise identified to our satisfaction of such documents and corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

           In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies and we have further assumed the genuineness of all signatures. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the parties to the Pooling and Servicing Agreement).

           We express no opinion with respect to any series of Certificates for which we do not act as counsel for the Company.

           Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                1. When, in respect of a series of Certificates, a Pooling and Servicing Agreement has been duly authorized by all necessary action, and duly executed and delivered by, the Company, the Servicer and the Trustee for such series, such Pooling and Servicing Agreement will be a valid, binding and enforceable obligation of the Company; and

                2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action of, and duly executed and delivered by, the Company, the Servicer and the Trustee, and when the Certificates of such series have been duly executed and countersigned in accordance with the terms of the Pooling and Servicing Agreement and issued and sold as contemplated in the Registration Statement and the prospectus delivered pursuant to
           Section 5 of the Act in connection therewith, such Certificates will be validly issued and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

           Insofar as the foregoing opinions relate to the validity or enforceability of any agreement or obligation of the Company, (a) we have assumed that each party (other than the Company) to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

GS Mortgage Securities Corporation II, p. 3

           The form of Pooling and Servicing Agreement indicates that it is governed by the law of the State of New York. The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

           We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or such prospectus, including this Exhibit.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON



                              By:  /s/ Andrea G. Podolsky
                                 -----------------------------------
                                 Andrea G. Podolsky, a Partner



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